UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2015

MVP REIT, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-180741	45-4963335
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion on Acquisition or Disposition of Assets.

MVP REIT, Inc., (“MVP”) through its wholly owned entity, MVP Denver Sherman, LLC, announced that it closed on the purchase of a .14 acre parking lot located at 1963 Sherman Street, Denver, Colorado, consisting of approximately 28 parking spaces, for a purchase price of $585,000, plus certain closing costs.  The parking lot is leased to the City of Denver School District Number 1.

MVP also announced that it continues to pursue the purchase of a parking lot located at 271 South High Street, Columbus, Ohio consisting of approximately 20 parking spaces, for a purchase price of $480,000, plus certain closing costs.  The transaction has been delayed due to the death of the seller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 29, 2015

MVP REIT, INC.

By: __/S/ Dustin Lewis____
        Dustin Lewis
        Chief Financial Officer